                         PROPERTY ACQUISITION AGREEMENT

                             CORUMEL MINERALS CORP.
                                   ("CORUMEL")

                                       AND

                                WILLIAM A. HOWELL
                                   ("HOWELL")

                             THE THOR MINERAL CLAIMS
                          PROVINCE OF BRITISH COLUMBIA

                                TABLE OF CONTENTS
                                -----------------

DEFINITIONS                                                                  3

REPRESENTATIONS  AND  WARRANTIES  OF  HOWELL                                 4

REPRESENTATIONS  AND  WARRANTIES  OF  CORUMEL                                5

PROPERTY  ACQUISITION                                                        6

RIGHT  OF  ENTRY                                                             7

OBLIGATIONS  OF  HOWELL  DURING  PROPERTY  ACQUISITION  PERIOD               7

TERMINATION  OF  PROPERTY  ACQUISITION                                       7

TRANSFERS                                                                    8

FORCE  MAJEURE                                                               9

CONFIDENTIAL  INFORMATION                                                    9

ARBITRATION                                                                  9

DEFAULT  AND  TERMINATION                                                   10

NOTICES                                                                     10

GENERAL                                                                     10

SCHEDULE  "A"
     DESCRIPTION  OF  PROPERTY  RIGHTS  AND  PROPERTY

SCHEDULE  "B"
     JOINT  VENTURE  AGREEMENT

                          PROPERTY AQUISITON AGREEMENT


THIS  AGREEMENT  made  effective  as  of  the 28 day  of  March, 2003
                                              --          -----
BETWEEN:

     CORUMEL MINERALS CORP. a body corporate, incorporated under the laws of Nevada and having an office at 503 - 1755 Robson Street in the City of Vancouver, in the Province of British Columbia;

                                    - and -

     WILLIAM A. HOWELL, having a residence at 15294, 96A Avenue, in the city of Surrey, in the Province of British Columbia;



     WHEREAS:

A. Howell is the holder of all Mineral Property Rights related to the Property; and

B. Howell has agreed to sell to Corumel to an interest in and to the Mineral Property Rights and the Property, on the terms and conditions hereinafter set forth;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of $1.00 now paid by Corumel to Howell (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

                                  DEFINITIONS
                                  ------------

1.1 For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

a) "Agreement" means this agreement and any amendments thereto from time to time;

b)   "Commencement  Date"  means  the  date  of  this  Agreement;

c) "Completion Date" means the date on which Howell fulfills all of its obligations with respect to the grant of an interest in the Property as contemplated in Article 4 hereof;

d)   "Corumel"  means  Corumel  Minerals  Corp.;

e)   "Exploration  Expenditures"  means  the  sum  of;
     (i) all costs of acquisition and maintenance of the Property, all exploration and development expenditures and all other costs and expenses of whatsoever kind or nature including those of a capital nature, incurred or chargeable by Corumel with respect to the exploration and development of the Property and the placing of the Property into Commercial Production and
     (ii) any compensation for general overhead expenses which Howell, as Operator, will charge to Corumel, an amount equal to 5% of all amounts included in subparagraph (i) involving aggregate payments by it in excess of $10,000, and 7.5% of all other amounts included in subparagraph (i) involving aggregate payments by it less than $10,000.

f) "Feasibility Report" means a detailed written report of the results of a comprehensive study on the economic feasibility of placing the Property or a portion thereof into Commercial Production and shall include a reasonable assessment of the mineral ore reserves and their amenability to metallurgical treatment, a description of the work, equipment and supplies required to bring the Property or a portion thereof into Commercial Production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by an explanation of the data used therein;


g)   "Howell"  means  William  A.  Howell;


h) "Joint Venture Agreement" means the agreement substantially in the form as attached hereto as Schedule "B";

i) "Mine" means the workings established and assets acquired, including, without limiting the generality of the foregoing, development holdings, plant and concentrator installations, infrastructure, housing, airport and other facilities in order to bring the Property into Commercial Production;

j) "Mineral Products" means the end products derived from operating the Property as a Mine;

k)   "Mining  Operations"  means  every  kind  of  work  done:

     i) on or in respect of the Property in accordance with a Feasibility Report; or
     ii) if not provided for in a Feasibility Report, unilaterally and in good faith to maintain the Property in good standing, to prevent waste or to otherwise discharge any obligation which is imposed upon it pursuant to this Agreement;
     including, without limiting the generality of the foregoing, investigating, prospecting, exploring, developing, property maintenance, preparing reports, estimates and studies, designing, equipping, improving, surveying, construction and mining, milling, concentrating, rehabilitation, reclamation, and environmental protection;

l) "Property" means the exploration properties and lands located in the Province of British Columbia, all as more particularly described in Schedule "A" hereto;


m) "Property Rights" means all applications for permits for general reconnaissance, permit for general reconnaissance, interim approvals, applications for contracts of work, contracts of work, licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration and development of the Property, or for the purpose of placing the Property into production or continuing production therefrom;




REPRESENTATIONS  AND  WARRANTIES  OF  HOWELL
--------------------------------------------


2.1 Howell hereby acknowledges and confirms that it holds the Property Rights related to an undivided one hundred (100%) percent interest in the Property as at the date hereof.

2.2     Howell  represents  and  warrants  to  Corumel  that:
a) Howell is lawfully authorized to hold his interest in the Property and will remain so entitled until 75% of the interests of Howell in the Property have been duly transferred to Corumel as contemplated by the terms hereof;
b) Howell is an individual, has attained the age of majority and is legally competent to execute this agreement and to take all actions required pursuant thereto and that upon the execution and delivery, this agreement, will constitute a legal, valid and binding contract of Howell enforceable against Howell in accordance with its terms;
c) as at the date hereof and at the time of transfer to Corumel of an interest in the mineral claims and/or exploration licenses comprising the Property Howell is and will be the beneficial owner of its interest in the

     Property free and clear of all liens, charges, claims, royalties or net profit interests of whatsoever nature, and no taxes or rentals will be due in respect of any thereof;
d) Howell has the right and capacity to deal with the Property and the right to enter into this Agreement and to dispose of his right, title and interest in the Property as herein contemplated;
e) there is no adverse claim or challenge against or to Howell's interest in the Property, nor to the knowledge of Howell is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase such interest in the Property or any portion thereof other than this Agreement;
f) no person has any royalty, net profit interests or other interest whatsoever in the Property;
g) Howell is duly authorized to execute this Agreement and for the performance of this Agreement by him, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of its articles or constating documents or any indenture, agreement or other instrument whatsoever to which Howell is a party or by which he is bound or to which he or the Property may be subject;
h) no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, the placing of Howell in bankruptcy or subject to any other laws governing the affairs of and insolvent person;
i) there are no claims, proceedings, actions or lawsuits in existence and to the best of Howell's information and belief none are contemplated or threatened against or with respect to the right, title, estate and interest of Howell in the Property;
j) to the best of his information and belief, all laws, regulations and orders of all governmental agencies having jurisdiction over the Property have been complied with by Howell;
k) to the best of his information and belief Howell is in good standing under all agreements and instruments affecting the Property to which he is a party or is bound.

2.3 The representations and warranties contained in this section are provided for the exclusive benefit of Corumel, and a breach of any one or more thereof may be waived by Corumel in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

2.4 The representations and warranties contained in this section shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to Corumel the interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary notwithstanding.


REPRESENTATIONS  AND  WARRANTIES  OF  CORUMEL
3.1  Corumel  represents  and  warrants  to  Howell  that:
a) it has been duly incorporated and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation;
b) it is or will be prior to acquiring any undivided interest in the Property hereunder, lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Property is situate;
c) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated by it will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the articles or the constating documents of it or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which they are bound or to which it or the Property may be subject; and,
d) no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of Corumel or the placing of Corumel in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

3.2 The representations and warranties contained in this section are provided for the exclusive benefit of Howell and a breach of any one or more thereof may be waived by Howell in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

3.3 The representations and warranties contained in this section shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to Howell the interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary notwithstanding.



PROPERTY  ACQUISITION

4.1 Howell hereby irrevocably agrees to sell to Corumel and Corumel irrevocably agrees to purchase from Howell a one hundred percent (100%) right, title, estate and interest in and to the Property, free and clear of all charges, encumbrances, claims, royalties and net profit interests of whatsoever nature in consideration of an amount equivalent to the out-of-pocket costs incurred by Howell in staking and registering the Property in Howell's name, that amount being nine hundred and seventy eight dollars and nineteen cents ($978.19).

4.2 Within 30 days after the Commencement Date, Howell shall deliver to Corumel such number of duly executed transfers which in the aggregate convey Howell's 100% interest acquired by Corumel hereunder in the Property in favour of Corumel. Corumel shall be entitled to receive and to record such of the transfers contemplated hereby at its own cost with the appropriate governmental office to effect legal transfer of such interest in the Property into the name of Corumel.

4.3 Concurrent with the execution of this agreement, Howell is hereby irrevocably appointed as the operator of the Property and shall carry out exploration and development programs on the Property on the following terms:
a) Howell shall have the same powers, duties and obligations in carrying out such programs as set out in paragraph 7 of the Joint Venture Agreement attached hereto as Schedule "B", excepting thereout Sections 7.2( m), 7.5 and 7.6 thereof;
b) For income tax purposes, all Exploration Expenditures incurred by Howell pursuant to such programs shall be incurred for the benefit of Corumel; and
c) In consideration of Howell accepting the appointment as Operator in accordance with the terms hereof, and of Howell remaining as Operator at all times prior to the Completion Date, Corumel shall grant to Howell a 15% right, title, estate and interest in and to the Property, free and clear of all charges, encumbrances, claims, royalties and net profit interests of whatsoever nature.
4.4  Intentionally  blank
4.5 Subject to paragraph 4.3(c), within 30 days after the Completion Date, Corumel shall deliver to Howell such number of duly executed transfers which in the aggregate convey Corumel's 15% interest acquired by Howell hereunder in the Property in favour of Howell. Howell shall be entitled to receive and to record such of the transfers contemplated hereby at its own cost with the appropriate governmental office to effect legal transfer of such interest in the Property into the name of Howell.

4.6 Prior to the Completion Date, Corumel shall incur Exploration Expenditures on the Property as follows:
     i) aggregate Exploration Expenditures of not less than Six Thousand dollars ($6,000) on or before December 31, 2003, and;
     ii) aggregate Exploration Expenditures (including Exploration Expenditures as described in paragraph 4.3(i) above) of not less than Twelve
          Thousand  dollars  ($12,000)  on  or  before  December  31,  2004.
4.7  Commencing  on  the  Completion  Date:
a) The undivided right, title and interest of the parties in the Property shall be as follows:
     Before Completion Date (net)    After Completion Date (net)
     Howell  0%                          Howell  15%
     Corumel  100%                       Corumel  85%
     Total  100%                         Total  100%
b) the undivided right, title and interest in and to the Property Rights and the Property acquired by Howell upon the Completion Date shall vest in Howell free and clear of all charges, encumbrances, claims, royalties or net profit interests of whatsoever nature;
c) the parties shall, upon the Completion Date or as they may sooner agree, enter into the Joint Venture Agreement substantially in the form attached hereto as Schedule "B";
d)   for  the  purposes  of  the  Joint  Venture  Agreement:
     i) Contemporaneously with the earlier of the Completion Date or the date contemplated in para. 4.7 c), Howell shall cause a corporation to be formed (thereafter "Howellco") for the sole purpose of being the Operator pursuant to the Joint Venture Agreement. Howell will be the sole control person of Howellco and Howell shall transfer his 15% interest in the property to Howellco free and clear of all liens, charges, claims, royalties or net profit interests of whatsoever nature, and no taxes or rentals will be due in respect of any thereof;
     ii) Howellco and Corumel shall be deemed to have contributed Two Thousand One Humdred and Eighteen dollars ($2,118) and Twelve Thousand dollars($12,000) respectively of Costs to the Joint Venture for purposes thereof;
     iii) Howellco will be the initial operator of the Joint Venture and will have the option to remain as operator of the Joint Venture for so long as Howellco holds a participating interest of twenty five (15%) percent or greater in the Joint Venture;

4.8  If,  prior  to  the  Completion  Date,  Corumel:
a) makes a voluntary or involuntary assignment into bankruptcy or takes advantage of any legislation for the winding-up or liquidation of the affairs of insolvent or bankrupt companies or has a bankruptcy petition filed against it; or
b) fails to perform in a manner that is consistent with good mining practice or fails to perform in a manner consistent with its duties and responsibilities under this Agreement and does not remedy such default within 30 days of receipt of notice from Howell specifying such default;
Howell shall have the right, upon fifteen (15) days written notice to Corumel, to resign as Operator in which event Corumel, its affiliates, agents, heirs, beneficiaries, successors and assigns hereby releases, acquits and forever discharges Howell, and its respective affiliates, employees, agents, beneficiaries, successors and assigns from any and all demands, claims, causes of action, suits, damages, and obligations of any kind whatsoever, at common law, by statute, contract, or otherwise, which Corumel has, had, might have or might have had against Howell.

RIGHT  OF  ENTRY
5.1  During the term of this Agreement, the directors and officers of Howell and

Corumel and their servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:
a)   enter  thereon  at  their  sole  risk  and  expense;
b) do such prospecting, exploration, development and other mining work thereon and thereunder as Howell, as operator, in its sole discretion may determine advisable;
c) bring upon and erect upon the Property such buildings, plant, machinery and equipment as Howell and Corumel may deem advisable and for a period of six months following the termination of this Agreement, to remove such buildings, plant, machinery and equipment; and
d) remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

OBLIGATIONS  OF  HOWELL  DURING  THIS  AGREEMENT
6.1  During  the  term  of  this  Agreement,  Howell  shall:
a.) maintain in good standing those mineral claims and/or exploration licenses comprised in the Property by the doing and filing of assessment work or the making of payments in lieu thereof, and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from Howell's activities thereon except those at the time contested in good faith by Howell;
b.) permit the directors, officers, employees and designated consultants of Corumel, at their own risk and expense, access to the Property at all reasonable times, and Corumel agrees to indemnify Howell against and to save it harmless from all costs, claims, liabilities and expenses that Corumel may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of Corumel while on the Property;
c.) permit Corumel, at its own expense, reasonable access to the results of the work done on the Property during the last completed calendar year;
d.) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;
e.) indemnify and save Corumel harmless in respect of any and all costs, claims, liabilities and expenses arising out of Howell's activities on the Property;

TERMINATION  OF  AGREEMENT
7.1 Provided that Corumel is not in default pursuant to the provisions hereof, Corumel shall have the right at any time during the term of this Agreement to terminate this Agreement by providing not less than thirty (30) days written notice to Howell.

7.2 Notwithstanding the termination of this Agreement, Corumel shall have the right, within a period of one hundred and eighty (180) days following the end of this Agreement, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of Corumel, and any such property not removed within such 180 day period shall thereafter become the property of Howell.


TRANSFERS
8.1 If Howell (the "Proposed Seller") should receive a bona fide offer from an independent third party (the "Proposed Purchaser") dealing at arm's length with the Proposed Seller to purchase all or a part of its interest in the Property, which offer the Proposed Seller desires to accept, or if the Proposed Seller intends to sell all or a part of its interest in the Property:
a) The Proposed Seller shall first offer (the "Offer") such interest in writing to Corumel upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the Proposed Seller, as the case may be;
b) The Offer shall specify the price, terms and conditions of such sale, the name of the Proposed Purchaser and shall, in the case of an intended offer by the Proposed Seller, disclose the person or persons to whom Howell intends to offer its interest and, if the offer received by the Proposed Seller from the Proposed Purchaser provides for any consideration payable to the Proposed Seller otherwise than in cash, the Offer shall include the Proposed Seller's good faith estimate of the cash equivalent of the non-cash consideration;
c) If within a period of sixty (60) days of the receipt of the Offer and Corumel notifies the Proposed Seller in writing that it will accept the Offer, the Proposed Seller shall be bound to sell such interest to Corumel on the terms and conditions of the Offer. If the Offer so accepted by Corumel contains the Proposed Seller's good faith estimate of the cash equivalent of the non-cash consideration as aforesaid, and if Corumel disagrees with the Proposed Seller's best estimate, Corumel shall so notify Howell at the time of acceptance and Corumel shall, in such notice, specify what it considers, in good faith, the fair cash equivalent to be and the resulting total purchase price. If Corumel so notifies the Proposed Seller, the acceptance by Corumel shall be effective and binding upon Corumel, and the cash equivalent of any such non-cash consideration shall be determined by binding arbitration and shall be payable by Corumel, subject to prepayment as hereinafter provided, within 60 days following its determination by arbitration. Corumel shall in such case pay to the Proposed Seller, against receipt of an absolute transfer of clear and unencumbered title to the interest of the Proposed Seller being sold, the total purchase price which is specified in its notice to the Proposed Seller and such amount shall be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration;
d) If Corumel fails to notify the Proposed Seller before the expiration of the time limited therefor that it will purchase the interest offered, the Proposed Seller may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of sixty (60) days, but the terms of this paragraph shall again apply to such interest if the sale to the Proposed Purchaser is not completed within such sixty (60) days;
e) Any sale hereunder shall be conditional upon the Proposed Purchaser delivering to the non-selling party, its agreement related to this Agreement and to the Property, containing:
     i) a covenant by the Proposed Purchaser to perform all the obligations of the Proposed Seller to be performed under this Agreement in respect of the interest to be acquired by it from the Proposed Seller to the same extent as if this Agreement had been originally executed by the Proposed Purchaser; and
     ii) a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this paragraph (e).

8.2 The provision of Section 8.1 shall apply to a proposed sale by Corumel of its interest in the Property mutatis mutandis such that Howell shall have a right of first refusal to acquire such interest in proportion to the then current interest.

8.3 No assignment by a party of any interest less than its entire interest in this Agreement and in the Property shall discharge it from any of its obligations hereunder, but upon the transfer by a party of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the party shall be deemed to be discharged from all obligations hereunder save and except for fulfillment of contractual commitments accrued due prior to the date on which the party shall have no further interest in this Agreement.

FORCE  MAJEURE

9.1 If Howell is at any time either during the term of this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of Howell, the time limits for the performance by Howell of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge Howell from its obligations hereunder to maintain the Property in good standing.

9.2 Howell shall give prompt notice to Corumel of each event of force majeure under Section 9.1 and upon cessation of such event shall furnish to Corumel with notice to that effect together with particulars of the number of days by which the obligations of Howell hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.


CONFIDENTIAL  INFORMATION
10.1 The parties to this Agreement shall keep confidential all books, records, files and other information supplied by any party to one of the other parties or to their employees, agents or representative in connection with this Agreement or in respect of the activities carried out on the Property by a party, or related to the sale of minerals, or other products derived from the Property, including all analyses, reports, studies or other documents prepared by a party or its employees, agents or representatives, which contain information from, or otherwise reflects such books, records, files or other information. The parties shall not and shall ensure that their employees, agents or representatives do not disclose, divulge, publish, transcribe, or transfer such information, all or in part, without the prior written consent of the other parties, which may not be arbitrarily withheld and which shall not apply to such information or any part thereof to the extent that:
a) prior to its receipt by a party such information was already in the possession of such party or its employees, agents or representatives; or
b) in respect of such information required to be publicly disclosed pursuant to applicable securities or corporate laws.


ARBITRATION
11.1 The parties agree that all questions or matters in dispute with respect to any dispute shall be settled by arbitration and shall be submitted to arbitration pursuant to the terms hereof.

11.2 It shall be a condition precedent to the right of any parties, to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than ten
(10) days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such ten (10) days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in 11.3.

11.3 The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and such other party shall, within fifteen (15) days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within thirty (30) days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other parties shall fail to appoint an arbitrator within fifteen (15) days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator, and if the two arbitrators appointed by the party shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Arbitration Act of British Columbia. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

11.4 The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.


DEFAULT  AND  TERMINATION
12.1 If at any time during the term of this Agreement Corumel fails to perform any obligation required to be performed by it hereunder or is in breach of a warranty given by it hereunder, which failure or breach materially interferes with the implementation of this Agreement, Howell may terminate this Agreement but only if:
a) it shall have first given to the defaulting Corumel a notice of default containing particulars of the obligation which the defaulting Corumel has not performed, or the warranty breached; and b) the defaulting Corumel has not, within forty-five (45) days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the defaulting Corumel hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay, provided however, that this paragraph shall not be extended to a default by Corumel to complete the Property Acquisition pursuant to Article 4 thereof.
b) Notwithstanding Section 12.1 hereof, if at any time Corumel fails to perform a condition precedent to the exercise of the Property Acquisition, Howell shall be entitled to forthwith terminate this Agreement.


NOTICES
13.1 Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office in Canada addressed to the party entitled to receive the same, or delivered, telexed, telegraphed or telecopied to such party at the address for such party specified on the face page hereof. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, telexed, telegraphed or telecopied, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed except in the case of interruption of postal services for any reason whatever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

13.2 Either party may at any time and from time to time notify the other party in writing of a change or address and the new address to which notice shall be given to it thereafter until further change.

14.1  Intentionally  blank

GENERAL
15.1 This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

15.2 No consent or waiver expressed or implied by any party in respect of any breach or default by any other party in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach of default.

15.3 The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully and effectively the intent and purpose of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

15.4 This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

15.5 This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the parties hereby irrevocably attorn to the jurisdiction of the said province

15.6  Time  shall  be  of  the  essence  in  this  Agreement.

15.7 Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

15.8 The rights and obligations of each party shall be in every case several and not joint or joint and several.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.



WILLIAM  A.  HOWELL
                                        Witness
/s/ WILLIAM  A.  HOWELL                 /s/ Barry Price
______________________________          _____________________________

                                        Name  of  Witness

                                        Barry Price
                                        _____________________________



CORUMEL  MINERAL  CORP.


Per
      /s/ Bruce  Young
      _____________________________
      Bruce  Young,  pres


Per
     /s/ Richard  Green
     ______________________________
     Richard  Green,  sec.-treas.

                                  SCHEDULE "A"
                                       TO
                       THE PROPERTY ACQUISITION AGREEMENT


                   DESCRIPTION OF PROPERTY RIGHTS AND PROPERTY

The  Thor  property  consists  of  six  two-post  mineral  claims within the New
Westminster  Mining  Division  of  British  Columbia

Tenure      Claim  Name      Owner      Expiry       Area       Tag  Number
------      -----------      ------     ----------   ------     ----------
400276      Thor  1          112364     2004.02.09   1 unit     617465M
400277      Thor  2          112364     2004.02.09   1 unit     617466M
400278      Thor  3          112364     2004.02.09   1 unit     617467M
400279      Thor  4          112364     2004.02.09   1 unit     617468M
400280      Thor  5          112364     2004.02.09   1 unit     617997M
400281      Thor  6          112364     2004.02.09   1 unit     617998M

The claims are 500 meters square each (1 unit) and cover a total of about 150 hectares (363 acres or about 0.60 square miles). Exploration work to the extent of $100.00 per unit will be required prior to the expiry date or equivalent cash paid in lieu of work. Precise claim surveying by Global Positioning Satellite
(GPS)  Survey  instrument  may  be  filed  for  1  year  of  work  per  unit

                                  SCHEDULE "B"
                                       TO
                       THE PROPERTY ACQUISITION AGREEMENT





                             JOINT VENTURE AGREEMENT

                                TABLE OF CONTENTS
                                -----------------


     DEFINITIONS                                                             4

     REPRESENTATIONS  AND  WARRANTIES                                        5

     PURPOSE  AND  CREATION  OF  THE  JOINT  VENTURE                         6

     DILUTION                                                                7

     MANAGEMENT  COMMITTEE                                                   8

     OPERATOR                                                                9

     POWER,  DUTIES  AND  OBLIGATIONS  OF  OPERATOR                          9

     PROGRAMS                                                               11

     MINE  FINANCING                                                        12

     CONSTRUCTION  OF  MINE                                                 12

     OPERATION  OF  MINE                                                    12

     PAYMENT  OF  CONSTRUCTION  AND  OPERATING  COSTS                       13

     DISTRIBUTION  IN  KIND                                                 13

     SURRENDER  OF  INTEREST                                                14

     TERMINATION  OR  SUSPENSION  OF  MINING  OPERATIONS                    14

     INFORMATION  AND  DATA                                                 15

     PARTITION                                                              15

     TAXATION                                                               15

     RIGHT  OF  FIRST  REFUSAL                                              15

     FORCE  MAJEURE                                                         16

     NOTICE                                                                 17

     WAIVER                                                                 17

     FURTHER  ASSURANCES                                                    17

     USE  OF  NAME                                                          17

     ENTIRE  AGREEMENT                                                      17

     AMENDMENT                                                              17

     ARBITRATION                                                            17

     RIGHT  TO  AUDIT                                                       18

     TIME                                                                   18

     RULE  AGAINST  PERPETUITIES                                            18

     DOCUMENT  RETENTION  ON  TERMINATION                                   18

     ENUREMENT                                                              18

     GOVERNING  LAW                                                         18

     NMBER  AND  GENDER                                                     18

     HEADINGS                                                               19

     TIME  OF  THE  ESSENCE                                                 19

SCHEDULE  "A"
     DESCRIPTION  OF  PROPERTY  RIGHTS  AND  PROPERTY

SCHEDULE  "B"
     DEFINITION  OF  NET  PROFITS

SCHEDULE  "C"
     ACCOUNTING  PROCEDURES

                             JOINT VENTURE AGREEMENT


THIS  AGREEMENT  made  as  of  the  ___________day  of  ________________,  20__.


BETWEEN:


HOWELLCO, a corporation to be formed having offices at 15294, 96A Avenue, in the City of Surrey, in the Province of British Columbia, (hereinafter referred to as "Howellco");

OF  THE  FIRST  PART

-     and  -
-
CORUMEL MINERALS CORP., a body corporate, incorporated under the laws of State of Nevada and having an office at 503 - 1755 Robson Street, in the City of Vancouver, in the Province of British Columbia, (hereinafter referred to as "Corumel");

OF  THE  SECOND  PART

WHEREAS:
A. Howellco owns a 15% and Corumel owns a 85% undivided right, title and interest in and to the Property;
B. The parties wish to create a joint venture to carry out the continued operation of the Property on the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

DEFINITIONS
1.1 In this Agreement, including the Recitals and Schedules hereto the following words and expressions shall have the following meanings:
a) "Accounting Procedure" means the accounting procedure attached to this Agreement as Schedule "C";
b) "Affiliate" shall have the same meaning as under the Companies Act (British Columbia) as at the date hereof;
c) "Agreement" means this Joint Venture Agreement as amended from time to time;
d) "Commercial Production" means the operation of the Property as a producing mine and the production of Mineral Products therefrom (excluding bulk sampling, pilot plant or test operations);
e) "Completion Date" means the date on which it is demonstrated to the satisfaction of the Management Committee that the preparing and equipping of a Mine for Commercial Production is complete;
f) "Construction" means every kind of work carried out during the Construction Period by the Operator in accordance with a Feasibility Report approved by the Management Committee;
g) "Construction Period" means the period beginning on the date of a Feasibility Report and ending on the Completion Date;
h) "Costs" means all items of outlay and expense whatsoever, direct or indirect, with respect to Mining Operations in accordance with this Agreement, without limiting the generality of the foregoing, the following categories of Costs shall have the following meanings:
i) "Mine Construction Costs" means those Costs incurred during the Construction Period;
j)   i)  "Mine  Costs"  means  Mine  Construction Costs and Operating Costs; and
k) ii) "Operating Costs" means those Costs incurred subsequent to the Completion Date;
l) "Feasibility Report" means a detailed written report of the results of a comprehensive study on the economic feasibility of placing the Property or a portion thereof into Commercial Production and shall include a reasonable assessment of the mineral ore reserves and their amenability to metallurgical treatment, a description of the work, equipment and supplies required to bring the Property or a portion thereof into Commercial Production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by an explanation of the data used therein;

m) "Interest" means the undivided beneficial percentage interest from time to time of a party in the Joint Venture and the Property, and Mineral Products, as set out hereunder;
n)   "Joint Venture" means the joint venture created pursuant to this Agreement;
     l) "Management Committee" means the management committee constituted in accordance with the provisions of Article 5 hereof to manage or supervise the management of the business and affairs of the Joint Venture;
o) "Mine" means the workings established and assets acquired, including, without limiting the generality of the foregoing, development headings, plant and concentrator installations, infrastructure, housing, airport and other facilities in order to bring the Property into Commercial Production;
p) "Mineral Products" means the end products derived from operating the Property as a Mine;
q)   "Mining  Operations"  means  every  kind  of  work  done  by  the Operator:
     i) on or in respect of the Property in accordance with a Feasibility Report; or
     ii) if not provided for in a Feasibility Report, unilaterally and in good faith to maintain the Property in good standing, to prevent waste or to otherwise discharge any obligation which is imposed upon it pursuant to this Agreement and in respect of which the Management Committee has not given it directions; including, without limiting the generality of the foregoing, investigating, prospecting, exploring, developing, property maintenance, preparing reports, estimates and studies, designing, equipping, improving, surveying, Construction and mining, milling, concentrating, rehabilitation, reclamation, and environmental protection.
r) "Net Profits" shall mean net profits calculated in accordance with Schedule "B" hereto;
s) "Operating Year" shall mean a twelve-month period, the first Operating Year to commence on the Completion Date and each succeeding Operating Year commencing at the expiration of the preceding Operating Year.
t)   "Operating  Plan"  shall  mean  a  plan  in  accordance  with Section 11.2.
u)   "Operator"  means  the  operator  appointed  pursuant  to  Article  6;
v) "Other Tenements" means all surface rights of and to any lands within or outside the Property including surface held in fee or under lease, license, easement, right of way or other rights of any kind (and all renewals, extensions and amendments thereof or
w) substitutions therefor) acquired by or on behalf of the parties with respect to the Property,
     (i)  all  information  obtained  from  Mining  Operations,  and
     (ii) those  rights  and  benefits  appurtenant  to  the  Property  that are acquired  for  the  purpose  of  conducting  Mining  Operations;
x) "party" or "parties" means the parties to this Agreement and their respective successors and permitted assigns which become parties to this Agreement;
y) "Program" means a plan, including budgets, for the Project or any part thereof as approved by the Management Committee pursuant to this Agreement;
z) "Project" means the exploration and development of the Property, preparation and delivery of a Feasibility Report and the Construction and operation of facilities to put the Property
aa)  into  Commercial  Production;
bb) "Property" means those certain mining claims and related rights and interests set out and more particularly described in Schedule "A" hereto and Other Tenements and shall include any renewal thereof and any form of substitute or successor title thereto; t)
cc) "Property Acquisition Agreement" means the property acquisition agreement, made as of the 28 day of March, 2003, between William A. Howell and
                        --           -----
     Corumel;
dd) "Royalty" means a royalty on the Net Profits calculated in accordance with Schedule "B"hereto;
ee) "Simple Majority" means a decision made by the parties hereof or the Management Committee by greater than 50% of the votes entitled to be cast.


REPRESENTATIONS  AND  WARRANTIES
2.1  Each  of  the  parties  represents  each  to  the  other  that:
a) it is the legal and beneficial owner of the Interest as set forth and described in the recitals hereto free and clear of all liens, charges and encumbrances except as set forth in Schedule "A" attached hereto and the Property Acquisition Agreement; and
b) save and except as set out herein, there is no adverse claim or challenge against or to the ownership of or title to its Interest or any portion thereof, nor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase its Interest or any portion thereof.

2.2  Each  of  the  parties  represents  each  to  the  other  that:
a) it is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

b) it has full power and authority to carry on its business and enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carryout and perform all of its obligations hereunder; and
c) it has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws.

2.3 The representations and warranties herein before set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transactions contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement and each party shall be entitled, in addition to any other remedy to which it may be entitled, to set off any such loss, damage or costs suffered by it as a result of any such breach against any payment required to be made by it to the other party hereunder.

PURPOSE  AND  CREATION  OF  THE  JOINT  VENTURE
3.1 The parties agree each with the other to use their best efforts to develop and operate the Property with the goal of eventually putting the Property into Commercial Production should a Feasibility Report recommending Commercial Production be obtained and a decision to commence Commercial Production be made, and for this purpose the parties hereby agree to associate and participate in a single purpose joint venture to carry out all such acts which are necessary or appropriate, directly or indirectly, to carry out the Project.

3.2 The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute a party the partner, agent or legal representative of any other party or create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for or to assume any obligations or responsibility on behalf of any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

3.3 The rights and obligations of each party shall be in every case several and not joint or joint and several.

3.4 Beneficial ownership of the Property shall remain in each party in proportion to its respective Interest and any legal title to the Property held by any party shall be subject to this Agreement. All property held, acquired or contributed by or on behalf of the parties under or pursuant to this Agreement shall be beneficially owned by the parties as tenants in common in proportion to their respective Interests.

3.5 Each party shall make available its Interest for the purposes of the Project and, in particular, each party agrees to grant a mortgage, charge, lien, encumbrance on, or a security Interest in, its Interest to and in favour of any lender or party hereto to facilitate financing of the Project or any portion thereof.

3.6 The rights and obligations of the parties created under this Agreement shall be strictly limited to the Property and shall not be extended by implication or otherwise, except with the unanimous written consent of the parties.

3.7 Except as may be otherwise expressly provided in this Agreement, nothing herein shall restrict in any way the freedom of any party, except with respect to its Interest, to conduct as it sees fit any business or activity whatsoever, including the development or application of any process, and the exploration for, development, mining, extraction, production, handling, processing or any treatment, transportation or marketing of any ore, mineral or other product for any other purpose, without any accountability to any other party.

3.8 Each party shall do all things and execute all documents necessary in order to maintain the Property and the Property Rights in good standing.

3.9 Except as may be otherwise expressly specified in this Agreement, each party, in proportion to its Interest, shall indemnify and hold harmless each other party and each director, officer, employee, agent and representative of each other party, from and against any claim of or liability to any third person asserted on the ground that action taken under this Agreement has resulted in or will result in any loss or damage to such third person to the extent, but only to the extent that such claim or liability is paid by such other party in the amount in excess of that amount payable by reason of such other party's Interest, but the foregoing shall not prejudice any claim of any party against the Operator.

3.10  Each  party  covenants  and  agrees  with  the  others:
(a) to perform or cause to be performed its obligations and commitments under this Agreement and, without limiting the generality of the foregoing, to pay Costs in proportion to its Interest except as may be otherwise provided in Article 4 and Article 9 hereof; and
(b) not to engage either alone or in association with others in any activity in respect of the Property or the Project except as provided or authorized by this Agreement.

3.11 For administrative convenience, and without, altering or affecting the rights, titles and interests created hereby, the parties agree that the Operator may hold the Property, in trust, for the use and benefit of the parties in accordance with the terms and provisions of this Agreement and in proportion to their respective Interests as adjusted from time to time, until such times as the Management Committee shall determine that it is appropriate or advisable for the Property to be held or registered in the name of the parties, another trustee or nominee which the Management Committee may select. Such holding of the Property in trust shall not prevent the vesting of the legal and beneficial title hereto in the parties in the manner and at the times as otherwise herein provided.

DILUTION
4.1 Upon formation of the Joint Venture, Howellco shall be deemed to have paid Costs of two thousand one hundred and eighteen($2,118) dollars and Corumel shall be deemed to have paid Costs of twelve thousand ($12,000) dollars.

4.2 The respective Interests of the parties shall be subject to variation from time to time in the event: a) of failure by a party to pay its proportionate share of Costs;
a) subject to Section 4.5 and Section 8.7 hereof, of the election by a party not to participate in a Program, or;
b) subject to Section 4.5 and Section 8.7 hereof, of the election by a party to pay less than its proportionate share of Costs in respect of a Program adopted by the Management Committee.

4.3 Upon the happening of any of the events set forth in subsection 4.2(a)-(b), inclusive hereof, each party's Interest shall be varied to equal the product obtained by multiplying 100% by a fraction of which the numerator shall be the amount of Costs paid by such party and of which and the denominator shall be the total amount of Costs paid by all parties. For the purposes of this section, the amount of Costs paid by a party shall include the amount of Costs deemed to have been paid by that party as set forth in Section 4.1.

4.4 In the event that a party's Interest is reduced to five (5%) percent or less by the operation of Section 4.3 hereof, such party shall forthwith relinquish its Interest and shall transfer such Interest to the other parties hereto in proportionate shares and shall receive as consideration therefor a Royalty equal to two and one-half (2.5%) percent of Net Profits. In the event of such relinquishment, such party shall have no further right to participate in any Programs and shall have no further Interest in the Property, except the Royalty.

4.5  A  party which forfeits or reduces its Interest in the Property pursuant to
Section 4.2 shall have the rights to redeem its position if the actual Costs expended is less costly by at least 25% than the budget as set out in the Program to which the party had not agreed, otherwise the forfeiture is final. The Operator shall not later than thirty (30) days after completion of a Program, provide a complete statement of expenditures incurred to date and an estimate of expenditures to be incurred to completion of the Operating Year (such expenditures to be verified by audit within six (6) months if the forfeiting party request and agrees to pay for same) to all parties including the forfeiting party. Within twenty (20) days of receipt of the foregoing statement, the forfeiting party shall inform the Operator of its wish to redeem its Interest or to require an audit. A party redeeming its Interest shall pay the Costs it would have paid had it participated in the Program, plus interest thereon at a rate per annum of prime plus one percent thereon from the date of the Operator's invoices to the date of payment to the Operator. Payment shall be made by the redeeming party to the Operator within thirty (30) days of providing notice of such redemption. The Operator shall pay the proceeds to the other parties in proportion to the manner in which their Interests related to the participation in the subject Program.

MANAGEMENT  COMMITTEE
5.1 A Management Committee, consisting of one representative of each party, and one or more alternate representatives, shall be constituted and appointed within fourteen (14) days after the formation of the Joint Venture. The Management Committee shall manage, or supervise the management of, the business and affairs of the Joint Venture and shall exercise all such powers and do all such acts as the Joint Venture may exercise and do. The Management Committee shall meet within fifteen (15) days of its constitution (at which time a chairman shall be elected from among their number) and may otherwise meet at such places as it thinks fit for the dispatch of business, adjourn and otherwise regulate its meetings and proceedings as the members thereof deem fit. Unless otherwise provided herein, questions arising at any meeting of the Management Committee shall be decided by a Simple Majority of votes with each party's representatives being entitled to cast that number of votes which is equal to that party's Interest. Unless agreed to in writing by the parties hereto, all meetings of the Management Committee shall be held in Vancouver, British Columbia or such other place as the parties may agree. Any meetings may, if the parties so consent, be held by conference telephone.

5.2  Management  Committee  Quorum:
a) A quorum for any meeting of the Management Committee shall consist of a representative or representatives of a party or parties whose Interests aggregate one hundred (100%) percent. No business other than the election of a chairman, if any, and the adjournment or termination of the meeting shall be dealt with if a quorum is not present at the commencement of the meeting but the quorum need not be present throughout the meeting;
b) If a quorum is not present at the opening of a meeting, the parties present or represented shall adjourn the meeting for a period of seven (7) days from the date of the adjourned meeting, but shall not transact any other business. A quorum for any such adjourned meeting shall consist of a representative or representatives of a party or parties who attend such reconvened meeting.

5.3 A meeting of the Management Committee at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretion bestowed upon the Management Committee in this Agreement.

5.4 No questions submitted to the Management Committee need be seconded and the chairman, if any, of the meeting shall be entitled to submit the questions to a vote during the meeting.

5.5 The decision on any question by consent in writing of the representatives of all parties shall be as valid as if it had been decided at a duly called and held meeting of the Management Committee. Each decision may be in counterparts each consented to in writing by one or more representatives which together shall be deemed to constitute one decision.

5.6 At the time of any decision by the Management Committee to adopt a Program, the parties shall pay, subject to the provisions of Article 8 hereof, their proportionate share of the estimated Costs of such Program by depositing the same into the interest bearing bank account opened and maintained pursuant to
Section  5.7  hereof.

5.7 The Management Committee shall open and maintain an interest bearing bank account with a Canadian Chartered bank in the name of the Joint Venture and shall use the funds on deposit therein for the purposes of the Joint Venture.

The Management Committee shall appoint signing officers on the said account as shall be required and shall advise the parties of the particulars of the said account.

5.8  Each  of  the  parties  hereby  agrees  that:
a) any interest earned on any sums deposited in the bank account opened and maintained pursuant to Section 5.7 hereof shall be shared in proportion to their respective Interests; and
(c) each shall, following formation of the Joint Venture, deposit in such account in proportion to their Interests any of the actual Costs in excess of the estimated Costs when requested to do so by the Management Committee.

5.9 Any party (the "Paying Party") may pay any reasonable Costs due to maintain the Property or the Project in good standing and the other parties shall, in proportion to their Interest and within fifteen (15) days of being given notice of such payment, reimburse the Paying Party for such payment, failing such reimbursement the parties not paying shall, for purposes of Section 4.2 hereof, be deemed to have elected not to participate in a Program in accordance with
Section  8.3  hereof,  and  the  provisions  of  Article  4  hereof shall apply.

5.10  In  the  event  that  the Operator or the consultant appointed pursuant to
Section 7.4 recommends that further work be conducted on the Property, then the Management Committee shall prepare or cause to be prepared a Program.

5.11 At any time during the currency of this Agreement the Management Committee may cause a Feasibility Report to be prepared by a substantial and well recognized engineering firm in such form as the Management Committee may require. The Management Committee shall, forthwith upon receipt of a Feasibility Report, provide each of the parties with a copy thereof. Upon request of any party and at reasonable intervals and times the parties shall meet in order to discuss such a report.

OPERATOR
6.1 The initial Operator shall be Howellco. An Operator shall continue as Operator until changed pursuant to the terms hereof or by a decision of the Management Committee with parties representing a Simple Majority voting in favour if the Operator has failed to perform in a manner that is consistent with good mining practice or has failed to perform in a manner consistent with its duties and responsibilities under this Agreement, and the Management Committee has given to the Operator written notice setting forth particulars of the Operator's default and the Operator has not within 30 days of receipt of such notice commenced to remedy the default and thereafter to proceed continuously and diligently to complete all required remedial action.

6.2 The Operator may at any time on sixty (60) days notice to the Management Committee resign as Operator, in which event the Management Committee shall select another party or person to be Operator (hereinafter called the "new Operator") upon the thirtieth (30th) day after receipt of the Operator's notice of resignation or such sooner date as the Management Committee may establish and give notice of to the resigning Operator. The resigning Operator shall thereupon be released and discharged from all its duties and obligations as Operator upon the appointment of the new Operator except those duties and obligations that it theretofore should have performed.

6.3 Upon the Operator making a voluntary or involuntary assignment into bankruptcy or taking advantage of any legislation for the winding-up or liquidation of the affairs of insolvent or bankrupt companies the Operator shall automatically be terminated as operator and the other party or its nominee appointed as Operator.

6.4 The new Operator shall assume all of the rights, duties, obligations and status of the Operator as provided in this Agreement, other than the previous Operator's Interest, if any, without obligation to retain or hire any of the employees of the former Operator or to indemnify the former Operator for any costs or expenses which the previous Operator will incur as a result of the termination of employment of any of its employees resulting from this change of Operator, and shall continue to act as Operator until its replacement or resignation.

6.5 Upon the effective time of a resignation, removal or cessation, the departing Operator shall within sixty (60) days of such resignation, removal or cessation, turn over to its successor, or if no successor has been designated, to the Management Committee, control and possession of the Property together with (i) all documents, books, records and accounts (or copies thereof) pertaining to the performance of its functions as Operator and (ii) all monies held by it in its capacity as the Operator. Upon transfer and delivery thereof, the departing Operator shall be released and discharged from, and the successor Operator shall assume, all duties and obligations of Operator except the unsatisfied duties and obligations of the departing Operator accrued prior to the effective date of the change of Operator and for which the departing Operator shall, notwithstanding its release or discharge, continue to remain liable, it being understood and agreed that the departing and successor Operators respectively shall co-operate in finalizing all outstanding matters and completing the transition. If the title to any real or personal property included in the Property is held in the name of the departing Operator, it shall transfer such property to the successor Operator in trust for the parties hereto unless otherwise directed by the Management Committee.

6.6 Within sixty (60) days of the effective time of an Operator's resignation, removal or cessation as Operator, the Management Committee may cause an audit to be made of the records maintained by the departing Operator and the cost of such audit shall be for the joint account of the parties hereto. 6.7 Except as authorized by the Management Committee or as otherwise herein provided, the Operator shall not assign its operating rights or obligations under this Agreement.

POWER,  DUTIES  AND  OBLIGATIONS  OF  OPERATOR
7.1 Subject to the control and direction of the Management Committee, the Operator shall have full right, power and authority to do everything necessary or desirable to carry out a Program and the Project and to determine the manner of exploration and development of the Property and, without limiting the generality of the foregoing, the right, power and authority to:
a) regulate access to the Property subject only to the right of representatives of the parties to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;
b) employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but the Operator shall not enter into contractual relationships with another person except on terms which are commercially competitive;
c) execute all documents, deeds and instruments, do or cause to be done all such acts and
d) things and give all such assurances as may be necessary to maintain good and valid title to the Property. Each party hereby irrevocably constitutes the Operator its true and lawful attorney to give effect to the foregoing and hereby agrees to indemnify and save the Operator harmless from any and all costs, loss or damage sustained or incurred without gross negligence or bad faith by the Operator directly or indirectly as a result of its exercise of its powers pursuant to this subsection; and
e) conduct such title examination and cure such title defects as may be advisable in the reasonable judgment of the Operator.

7.2 The Operator shall have the following duties and obligations during the term hereof:
a) to diligently manage, direct and control all exploration, development and producing operations in and under the Property in a prudent and workmanlike manner and in compliance with all applicable laws, rules, orders and regulations;
b) a)to prepare and deliver to each of the parties during the periods of active field work, monthly progress and expense reports of the work in progress, on or before the day which is forty-five (45) days following each calendar month with respect to work done in such month and on or before the first day of every calendar year, comprehensive annual reports covering the activities and expenses hereunder and such report shall include the results obtained during the twelve (12) month period ending on ! immediately preceding;
c) to provide and deliver to each of the parties, together with the reports referred to in subparagraph (b), copies of all assays, maps and drill logs;
d) subject to the terms and conditions of this Agreement, to keep the Property in good standing, free and clear of all liens, charges and encumbrances of every character arising from operations (except for those which are in effect on the date of this Agreement or are created pursuant to this Agreement, liens for taxes not yet due, other inchoate liens and liens contested in good faith by the Operator) and to proceed with all diligence to contest or discharge any lien that is filed by reason of the Operator's failure to perform its obligations hereunder;
e) to maintain true and correct books, accounts and records of operations hereunder in accordance with the Accounting Procedure, separate and apart from any other books, accounts and records maintained by the Operator, provided that the judgment of the Operator as to matters related to accounting, for which provision is not made in the Accounting Procedure shall govern if the Operator's accounting practices are in accordance with accounting principles generally accepted in the mining industry in Canada;
f) to permit one representative of the parties appointed in writing at all reasonable times and at their expense to inspect, audit and copy the Operator's accounts and records relating to the accounting for production or to the determination of the proceeds from the sale thereof for any fiscal year of the Operator within 9 months following the end of such fiscal year. The Operator shall maintain its accounts and records for a period of at least two (2) years or such longer period as required by the laws of Canada or its Provinces. The parties shall be entitled to inspect, audit and copy the accounts and records upon giving the Operator ten (10) days notice of their intention to do so;
g) to obtain and maintain or cause any contractor engaged hereunder to obtain and maintain during any period in which active work is carried out hereunder such insurance coverage as the Management Committee deems advisable;
h) to permit the parties or their representatives appointed in writing, at all reasonable times, at their own expense and risk, reasonable access to the Property and all data derived from carrying out work thereon;
i) to open and maintain on behalf of the Joint Venture such bank account or bank accounts as the Management Committee may direct with a Canadian chartered bank;
j) to prosecute and defend, but not to initiate without the consent of the Management Committee, all litigation or administrative proceedings arising out of the Property, or Project;
k) to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken by or on behalf of the Joint Venture hereunder in the Operator's name and to pay all expenditures incurred in connection therewith promptly when due;

l) to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken on behalf of the parties in the Operators name;
m) to maintain comprehensive general liability insurance in respect of all operations on the Property with limits of not less than three million ($3,000,000) dollars inclusive of any one occurrence; and
n) to take all proper and reasonable steps for the protection of rights of surface owners against damage occasioned by operations to be conducted hereunder and pay such damages as may lawfully be determined as resulting from such operations.

7.3 Subject to any specific provisions of this Agreement, the Operator, in carrying out its duties and obligations hereunder, shall at all times be subject to the direction and control of the Management Committee and shall perform its duties hereunder in accordance with the instructions and directions as from time to time communicated to it by the Management Committee and shall make all reports to the Management Committee except where otherwise specifically provided herein.

7.4 The Operator shall commence and diligently complete the Project and without limiting the generality of the foregoing, may retain an independent consulting geologist acceptable to the Management Committee to prepare a report in respect of the Project, the results thereof, the conclusions derived therefrom and the recommendation as to whether or not further work should be conducted on the Property.

7.5 Subject to Section 7.3, the Operator may charge the following sums in return for its head office overhead functions which are not charged directly as provided in the Accounting Procedure: a) with respect to Mine Construction, an amount equal to 5.0% of all Construction Costs; and b) subsequent to the Completion Date, an amount equal to 2.5% of all Operating Costs.

7.6 Notwithstanding Section 7.5, if a party gives notice in writing to the Management Committee that the party holds a bona fide belief that the sums charged under Section 7.5 are either excessive or insufficient then the Management Committee shall call a meeting to be held within ninety (90) days of receipt of such notice for the purpose of amending or ratifying the amounts charged under Section 7.5 hereof.

PROGRAMS
8.1 Expenditures shall only be incurred under and pursuant to Programs prepared by the Operator and approved by the Management Committee. Any Feasibility Report shall be prepared pursuant to a separate Program.

8.2 The Operator shall prepare and submit to the Management Committee a Program within 90 days of the completion of the previous Program. If the Operator does not prepare a Program within the time limited, then the other parties shall have the right to prepare a Program for submission to the Management Committee at which time the party submitting the Program shall become the Operator.

8.3 Within sixty (60) days of the approval by the Management Committee of a Program, each party shall give written notice to the Operator stating whether or not it elects to contribute its respective Costs of such Program or requesting the Operator to revise this Program provided that each party may only make such requests once in respect of each Program. Subject to Section 8.7, failure by any of the parties to give notice pursuant to this subsection within such sixty (60) day period shall be deemed an election by that party not to contribute to such Program.

8.4 If the party elects or is deemed to have elected not to contribute its Costs of a Program, the other parties may give notice in writing to the Operator stating that it or they will contribute all expenditures under or pursuant to such Program and the Operator will proceed with such Program and thereafter the interests of the parties shall be adjusted in accordance with Article 4. The Operator will not proceed with any Program which is not fully subscribed.

8.5 If the parties elect or contribute their respective Costs of a Program, the Operator will proceed with the Program.

8.6  If  any  party requests the Operator to revise a Program in accordance with
Section 8.3, the Operator will revise such Program at once and resubmit the revised Program to the parties on the same terms and conditions as any other Program, except that the parties shall not have the right to request any further revisions.

8.7 If any party elects or is deemed to have elected not to contribute to a Program its Interest will not be subject to adjustment if, within sixty (60) days of such election or deemed election it elects to pay to the contributing party or parties one hundred and fifty (150%) percent of what would otherwise have been its contribution to such Program, but any amount so paid in excess of what would otherwise have been its contribution to such Program shall be deemed not to be a contribution to Costs by the party making it.

8.8 An election by a party to contribute to a Program shall make that party liable to pay its proportionate share of Costs actually incurred under or pursuant to the Program including Program Overruns, as herein after defined, of up to but not exceeding ten (10%) percent.

8.9 After having elected to contribute to a Program which is proceeded with, a party shall, within 30 days after being invoiced therefor by the Operator, pay such portion of its share of Costs as the Operator may require but the Operator shall not require payment of any funds more than one month in advance.

8.10 If it appears that Costs will exceed by greater than ten (10%) percent those estimated under a program the Operator shall immediately give written notice to the party or parties contributing to that program outlining the nature and extent of the additional costs and expenses (hereinafter called "Program overruns"). If Program Overruns are approved by the party or parties contributing to that Program, then within thirty (30) days after the receipt of a written request from the Operator, the party or parties contributing to that Program shall provide the Operator with their respective shares of such Program overruns. If Program Overruns are not approved by the party or parties contributing to that Program, the Operator shall have a right to curtail or abandon such Program. Any costs incurred by the Operator due to a curtailment or abandonment of the Program shall be paid by the parties pursuant to their respective Interests in the Program.

8.11 If any party at any time fails to pay its share of Costs in accordance with Sections 8.9 or 8.10, the Operator may give written notice to that party demanding payment, and if the party has not paid such amount within fifteen (15) days of the receipt of such notice, that party shall be deemed to:
(a)  be  in  default  under  Section  8.9  or  8.10  as  applicable;  and
(b) have elected not to contribute to that Program for the purpose of Article 4 and the Interest of the parties shall be adjusted in accordance with
     Article 4 and the Operator shall have the right to curtail or abandon the Program and that party shall not be entitled to contribute to any subsequent Programs.

MINE  FINANCING
9.1 The parties hereto shall be responsible for providing or arranging the financing of a Mine. In providing or arranging the financing for a Mine, the Property and Mine may be pledged, hypothecated, mortgaged, charged, or otherwise encumbered in order to secure monies borrowed and used for the sole purpose of enabling the Mine to be financed. Subject to this Article any party may pledge, mortgage, hypothecate, charge or otherwise encumber its interest in order to secure by way of floating charge as a part of the general corporate assets of that party's money borrowed for its general corporate purposes, provided that the pledgee, mortgagee, holder of the charge or encumbrance (in this paragraph referred to as a "Chargee") shall hold the same subject to the provisions of this Agreement and that if the Chargee realizes upon any of its security it will comply with this Agreement. The agreement between the party, as borrower, and the Chargee shall contain specific provisions to the same effect as the provisions of this Article.

CONSTRUCTION  OF  MINE
10.1 Upon approval by the Management Committee of the Feasibility Report recommending the Construction of a Mine, the Management Committee shall cause the Operator to, and the Operator shall, proceed with Construction with all reasonable dispatch. Construction shall be substantially in accordance with the Feasibility Report subject to any variations agreed upon by the parties and subject also to the right of the Management Committee to cause such other reasonable variations in Construction to be made as the Management Committee deems advisable.

OPERATION  OF  MINE
11.1 Commencing with the Completion Date, all Mining Operations shall be planned and conducted and all estimates, reports and statements shall be prepared and made on the basis of an Operating Year.

11.2 With the exception of the first Operating Year, an Operating Plan for each Operating Year shall be submitted by the Operator to the parties not later than ninety (90) days prior to the end of the year immediately preceding the Operating Year to which the Operating Plan relates. Each Operating Plan shall contain the following:
a)   a  plan  for  the  proposed  Mining  Operations;
b) a detailed estimate of all Mine Costs plus a reasonable allowance for contingencies;

c) an estimate of the quantity and quality of the ore to be mined and the concentrates or metals to be produced; and such other facts as may be necessary to reasonably illustrate the results intended to be achieved by the Operating Plan; and upon request of any party the Operator shall meet with that party to discuss the Operating Plan and shall provide such additional or supplemental information as that party may reasonably require with respect thereto.

11.3 The Management Committee shall adopt each Operating Plan, with such changes as it deems necessary, on or prior to ninety (90) days prior to the end of the year immediately preceding the Operating Year to which the Operating Plan relates; provided, however, that the Management Committee may from time to time and at any time amend any Operating Plan.

11.4 The Operator shall be entitled to include in the estimate of Mine Costs referred to in Section 11.2 hereof the reasonably estimated costs of satisfying continuing obligations that may remain after this Agreement terminates, in excess of amounts actually expended. Such continuing obligations are or will be incurred as a result of the Joint Venture and shall include such things as monitoring, stabilization, reclamation or restoration obligations, severance and other employee benefit costs and all other obligations incurred or imposed as a result of the Joint Venture which continue or arise after termination of this Agreement and settlement of all accounts. The amount accrued from time to time for the satisfaction of such continuing obligations shall be classified as Costs hereunder but shall be segregated into a separate account.

PAYMENT  OF  CONSTRUCTION  AND  OPERATING  COSTS
12.1 The parties hereto shall, from time to time, pay for all Mine Construction Costs incurred to the date of invoice, or at the beginning of each month for an advance equal to the estimated cash disbursements to be made during the month. Each partyl shall pay the Mine Construction Costs or the estimated cash disbursements within thirty (30) days after receipt of the invoice.

12.2 The Operator may invoice the parties, from time to time, for Operating Costs incurred to the date of the invoice, or at the beginning of each month for an advance equal to the estimated cash disbursements to be made during the month. The parties shall pay the Operating Costs or the estimated cash disbursements aforesaid to the Operator within thirty (30) days after receipt of the invoice. If the payment or advance requested is not so made, the amount of the payment or advance shall bear interest calculated monthly not in advance from the 30th day after the date of receipt of the invoice thereof by the parties at a rate equivalent to the weighted average prime rate for the month plus two percent until paid. The Operator shall have a lien on a party or parties' aggregate Interest in order to secure any payment or advance required hereunder together with interest which has accrued thereon. 12.4 If a party or parties fail (i) to pay an invoice contemplated in Section 9.3 within the time period herein provided, or (ii) to pay an invoice contemplated in Section 12.3 within the thirty (30) day period aforesaid, the Operator may, by notice, demand payment. If no payment is made within fifteen (15) days of the Operator's demand notice, the Operator may, without limiting its other rights at law, enforce the lien created by Section 12.3 by taking possession of all or any part of the parties' aggregate Interest. The Operator may sell and dispose of the Interest which it has so taken into its possession by:
a) first offering that Interest to the other parties, if more than one then in proportion to the respective Interests of the parties which wish to accept that offer, for that price which is the fair market value stated in the lower of two appraisals obtained by the Operator from independent, well recognized appraisers competent in the appraisal of mining properties; and
b) if the parties have not purchased all or part of that Interest as aforesaid, then by selling the balance, if any, either in whole or in part or in separate parcels at public auction or by private tender (the parties being entitled to bid) at a time and on whatever terms the Operator shall arrange, having first given notice to the parties of the time and place of the sale. As a condition of the sale as contemplated in Article 12.4(b), the purchaser shall agree to be bound by this Agreement and, prior to acquiring the Interest, shall deliver notice to that effect to the parties, in form acceptable to the Operator. The proceeds of the sale shall be applied by the Operator in payment of the amount due from the parties and interest as aforesaid, and the balance remaining, if any, shall be paid to the parties after deducting reasonable costs of the sale. Any sale or disposal made as aforesaid shall be a perpetual bar both at law and in equity by the parties and its successors and assigns against all other parties and the Operator.

DISTRIBUTION  IN  KIND
13.1 It is expressly intended that, upon approval of a Feasibility Report recommending the Construction of a Mine, the association of the parties shall be limited to the efficient production of Mineral Products from the Property and that each of the parties shall be entitled to use, dispose of or otherwise deal with its proportionate share of Mineral Products as it sees fit. Each party shall take in kind the Mineral Products produced from the Mine, f.o.b. truck or railcar on the Property, and separately dispose of its proportionate share of the Mineral Product. Extra costs and expenses incurred by reason of the parties taking in kind and making separate dispositions shall be paid by each party directly and not through the Operator or Management Committee.

13.2 Each party shall construct, operate and maintain, all at its own cost and expense, any and all facilities which may be necessary to receive and store and dispose of its proportionate share of the Mineral Product at the rate the same are produced.

13.3 If a party has not made the necessary arrangements to take in kind and store its share of production as aforesaid the Operator shall, at the sole cost and risk of that party store, in any location where it will not interfere with Mining Operations, the production owned by that party. The Operator and the other parties shall be under no responsibility with respect thereto. All of the Costs involved in arranging and providing storage shall be billed directly to, and be the sole responsibility of the party whose share of production is so stored. The Operator's charges for such assistance and any other related matters shall be billed directly to and be the sole responsibility of the party. All such billings shall be subject mutatis mutandis to the provisions of Paragraphs 12.3.

SURRENDER  OF  INTEREST
14.1 Any party may, at any time upon notice, surrender its entire Interest to the other parties by giving those parties notice of surrender. The notice of surrender shall:
a) indicate a date for surrender not less than three months after the date on which the notice is given; and
b)   contain  an  undertaking  that  the  surrendering  party  will:
     i) satisfy its proportionate share, based on its then Interest, of all obligations and liabilities which arose at any time prior to the date of surrender;
     ii) if the Operator has not included in Mine Costs the costs of continuing obligations as set out in Section 11.4 hereof, pay its reasonably estimated proportionate share, based on the surrendering party's then Interest, of the Costs of rehabilitating the Mine site and of reclamation as at the date of surrender; and
     iii) will hold in confidence, for a period of two years from the date of surrender, all information and data which it acquired pursuant to this Agreement.

14.2 Upon the surrender of its entire Interest as contemplated herein and upon delivery of a release in writing, in form acceptable to counsel for the Operator, releasing the other parties from all claims and demands hereunder, the surrendering party shall be relieved of all obligations or liabilities hereunder except for those which arose or accrued or were accruing due on or before the date of the surrender.

14.3 A party to whom a notice of surrender has been given as contemplated herein may elect, by notice within ninety (90) days to the party which first gave the notice, to accept the surrender, in which case Article 11.4 and 14.2 shall apply, or to join in the surrender.


TERMINATION  OR  SUSPENSION  OF  MINING  OPERATIONS
15.1 The Operator may, at any time subsequent to the Completion Date, on at least thirty (30) days notice to all parties, recommend that the Management Committee approve the suspension of Mining Operations. The Operator's recommendation shall include a plan and budget (in this Article 15 called the "Mine Maintenance Plan") in reasonable detail of the activities to be performed to maintain the Property during the period of suspension and the Costs to be incurred. The Management Committee may, at any time subsequent to the Completion Date, cause the Operator to suspend Mining Operations in accordance with the Operator's recommendation with such changes to the Mine Maintenance Plan as the Management Committee deems necessary. The parties shall be committed to contribute their proportionate share of the Costs incurred in connection with the Mine Maintenance Plan. The Management Committee may cause Mining Operations to be resumed at any time.

15.2 The Operator may, at any time following a period of at least ninety (90) days during which Mining Operations have been suspended, upon at least thirty
(30) days notice to all parties, or in the events described herein, recommend that the Management Committee approve the permanent termination of Mining Operations. The Operator's recommendation shall include a plan and budget (in this Article 15 called the "Mine Closure Plan") in reasonable detail of the activities to be performed to close the Mine and reclaim the Property. The Management Committee may, by unanimous approval of the representatives of all parties, approve the Operator's recommendation with such changes to the Mine
Closure  Plan  as  the  Management  Committee  deems  necessary.

15.3 If the Management Committee approves the Operator's recommendation as aforesaid, it shall cause the Operator to:
a) implement the Mine Closure Plan whereupon the parties shall be committed to pay, in proportion to their respective Interests, such Costs as may be required to implement that Mine Closure Plan;
b) remove, sell and dispose of such assets as may reasonably be removed and disposed of profitably and such other assets as the Operator may be required to remove pursuant to applicable environmental and mining laws; and sell, abandon or otherwise dispose of the Property. The disposal price for the Property shall be the best price obtainable and the net revenues, if any, from the removal and sale shall be credited to the parties in proportion to their respective Interests.

15.4 If the Management Committee does not approve the Operator's recommendation contemplated herein, the Operator shall maintain Mining Operations in accordance with the Mine Maintenance Plan pursuant to this Article 1

INFORMATION  AND  DATA
16.1 At all times during the subsistence of this Agreement the duly authorized representatives of each party shall have access to the Property and the Project at its and their sole risk and expense and at reasonable intervals and times, and shall further have access at all reasonable time to all technical records and other factual engineering data and information relating to the Property and the Project in the possession of the Management Committee or the Operator. In exercising the right of access to the Property or the Project the representatives of a party shall abide by the rules and regulations laid down by the Management Committee and by the Operator relating to matters of safety and efficiency. If any representative of a party is not an employee, the party shall so advise the Operator so that the Operator may require the representative, before giving him access to the Property or the Project or to data or information relating thereto, to sign and undertaking in favour of the Joint Venture, in form and substance satisfactory to the Operator, to maintain confidentiality to the same extent as each party is required to do under Section
16.2  hereof.

16.2 All records, reports, accounts and other documents referred to herein with respect to the Property and the Project and all information and data concerning or derived from the Property and the Project shall be kept confidential and each party shall take or cause to be taken such reasonable precautions as may be necessary to prevent the disclosure thereof to any person other than each party, the Operator, an Affiliate and any financial institution or other person having made, making or negotiating loans to one or more of the foregoing or any trustee for any such person, or as may be required by laws, by regulation or policy of any governmental agency, securities commission or stock exchange, or in connection with the filing of a prospectus or statement of material facts by a party, an Affiliate or the Operator or to a prospective assignee as permitted hereunder, or as may be required in the performance of obligations under this Agreement without prior consent of all parties, which consent shall not be unreasonably withheld.

PARTITION
17.1 No party shall, during the term of this Agreement, exercise any right to apply for any partition of the Property or for sale thereof in lieu of partition.

TAXATION
18.1 Each party on whose behalf any Costs have been incurred shall be entitled to claim all tax benefits, write-offs and deductions with respect thereto.

RIGHT  OF  FIRST  REFUSAL
19.1 Save and except as provided in Section 3.5 and Article 4 hereof, the parties shall not transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate all or any portion of its Interest or rights under this Agreement otherwise in accordance with this Article.

19.2 Nothing in this Article shall prevent a sale by a party of all of its Interest or an assignment of all its rights under this Agreement to an Affiliate provided that such Affiliate first complies with the provisions of Section.

19.10 and agrees with the other party in writing to retransfer such interest to the originally assigning party before ceasing to be an Affiliate of such party;
a)   a  variation  pursuant  to  Section  4.3;  or

b) a disposition pursuant to an amalgamation or corporate reorganization which will have the effect in law of the amalgamating or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company.

19.3 Should a party (the "transferring party") intend to dispose of all or any portion of its Interest or rights under this Agreement it shall first give notice in writing to the parties (the "other parties") of such intention together with the terms and conditions on which the transferring party intends to dispose of its Interest or a portion thereof or rights under this Agreement.

19.4 If a party (the "transferring party") receives any offer to dispose of all or any portion of its Interest or rights under this Agreement which it intends to accept, the transferring party shall not accept the same unless and until it has first offered to sell such Interest or rights to the parties (the "other parties") on the same terms and conditions as in the offer received and the same has not been accepted by the other parties in accordance with Section 19.6.

19.5 Any communication of an intention to sell pursuant to Section 19.3 and 19.4 (the "Offer") for the purpose of this Article only shall be in writing delivered in accordance with Article 21 and shall:
a) set out in reasonable detail all of the terms and conditions of any intended sale;
b)   if  it  is made pursuant to Section 19.3, include a photocopy of the Offer;
     and
c) if it is made pursuant to Section 19.4, clearly identify the offering party and include such information as is known by the transferring party about such offering party; and such communication will be deemed to constitute an Offer by the transferring party to the other parties to sell the transferring party's Interest or its rights (or a portion thereof as the case may be) under this Agreement to the other parties on the terms and conditions set out in such Offer. For greater certainty it is agreed and understood that any Offer hereunder shall deal only with the disposition of the Interest or rights of the transferring party hereunder and not with any other interest, right or property of the transferring party and such disposition shall be made solely for a monetary consideration.

19.6 Any Offer made as contemplated in Section 19.5 shall be open for acceptance by the other parties in accordance with their respective Interests for a period of sixty (60) days from the date of receipt of the Offer by the transferring party.

19.7  If  the  other  parties accept the Offer within the period provided for in
Section 19.6, such acceptance shall constitute a binding agreement of purchase and sale between the transferring party and the other parties for the Interest or its rights (or a portion thereof as the case may be) under this Agreement on the terms and conditions set out in such Offer.

19.8 If the other parties do not accept the Offer within the period provided for in Section 19.6 or do accept but fail to close the transaction contemplated thereby within ninety (90) days following receipt of such Offer, the transferring party may complete a sale and purchase of its Interest or a portion thereof on terms and conditions not less favourable to the transferring party than those set out in the Offer and, in the case of an Offer under Section 19.4, only to the party making the original offer to the transferring party and in any event such sale and purchase shall be completed within nine months from the expiration of the right of the other party to accept such Offer of the transferring party must again comply with the provisions of this Article.

19.9 While any Offer is outstanding no other Offer may be made until the first mentioned Offer is disposed of and any sale resulting therefrom completed or abandoned in accordance with the provisions of this Article.

19.10 Before the completion of any sale by the transferring party of its Interest or rights or any portion thereof under this Agreement, the purchasing party shall enter into an agreement with the parties agreeing not to sell except on the same terms and conditions as set out in this Agreement.

FORCE  MAJEURE
20.1 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "Intervening Event").

20.2  All  time  limits  imposed  by  this Agreement, excepting those set out in
Article 15, will be extended by a period equivalent to the period of delay resulting from an Intervening Event. 20.3 A party relying on the provisions of
Section 20.1 will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

NOTICE
21.1 Any notice, direction, cheque or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telegram, telex, telecommunication or other similar form of communication, in each case addressed to the intended recipient at the address of the respective party set out on the front page hereof.

21.2 Any notice, direction, cheque or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the third business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telegram, telex, telecommunication or other similar form of communication, be deemed to have been given or received on the day it was so sent.

21.3 Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

WAIVER
22.1 If any provision of this Agreement shall fail to be strictly enforced or any party shall consent to any action by any other party or shall waive any provision as set out herein, such action by such party shall not be construed as a waiver thereof other than at the specific time that such waiver or failure to enforce takes place and shall at no time be construed as a consent, waiver or excuse for any failure to perform and act in accordance with this Agreement at any past or future occasion.

FURTHER  ASSURANCES
23.1 Each of the parties hereto shall form time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement. For greater certainty, this section shall not be construed as imposing any obligation on any party to provide guarantees.

USE  OF  NAME
24.1 No party shall, except when required by this Agreement or by any law, by-law, ordinance, rule, order or regulation, use, suffer or permit to be used, directly or indirectly, the name of any other party for any purpose related to the Property or the Project.

ENTIRE  AGREEMENT
25.1 This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

AMENDMENT
26.1 This Agreement may not be changed orally but only by an agreement in writing, by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

ARBITRATION
27.1 If any question, difference or dispute shall arise between the parties or any of them in respect of any matter arising under this Agreement or in relation to the construction hereof the same shall be determined by the award of three arbitrators to be named as follows:
a) the party or parties sharing one side of this dispute shall name an arbitrator and give notice thereof to the party or parties sharing the other side of the dispute;
b) the party or parties sharing the other side of the dispute shall, within 14 days of receipt of the notice, name an arbitrator; and

c) the two arbitrators so named shall, within 15 days of the naming of the latter of them, select a third arbitrator. The decision of the majority of these arbitrators shall be made within 30 days after the selection of the latter of them. The expense of the arbitration shall be borne equally by the parties to the dispute. If the parties on either side of the dispute fail to name their arbitrator within the time limited or proceed with the arbitration, the arbitrator named may decide the question. The arbitration shall be conducted in accordance with the provisions of the Arbitration Act of British Columbia and the decision of the arbitrator or amajority of the arbitrators, as the case may be, shall be conclusive and binding upon all the parties.

RIGHT  TO  AUDIT
28.1 Any party acquiring a Royalty pursuant to this Agreement shall have the right to audit at its expense the books and records in respect of such Royalty of the Operator or the other parties, if it is not the Operator in respect of such Royalty.

TIME
29.1 Unless earlier terminated by agreement of all parties or as a result of one party acquiring a 100% Interest, the Joint Venture and this Agreement shall remain in full force and effect for so long as any part of the Property or Project is held in accordance with this Agreement. Termination of the Agreement shall not, however, relieve any party from any obligations theretofore accrued but unsatisfied.


RULE  AGAINST  PERPETUITIES
30.1 If any right, power or interest of any party in any Property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the death of the survivor of all the lineal descendants of her late Majesty, Queen Elizabeth II of the United Kingdom, living on the date of execution of this Agreement.

DOCUMENT  RETENTION  ON  TERMINATION
31.1 Prior to the distribution of the Property or the Project or the net revenues received on the disposal thereof on termination of this Agreement, the Management Committee shall meet any may approve a procedure for the retention, maintenance and disposal of documents maintained by the Management Committee (the "Documents") and shall appoint such party as may consent thereto to ensure that all proper steps are taken to implement and maintain that procedure. If a quorum is not present at the meeting or if he Management Committee fails to approve a procedure as aforesaid, the Operator, if a party, otherwise the party holding the largest Interest as at the day immediately preceding the date the Management Committee was called to meet, shall retain, maintain and dispose of the Documents according to such procedure, in compliance with all applicable laws, as it deems fit. The party entrusted with the retention, and expenses incidental thereto and shall be entitled to receive payment of those costs and expenses prior to any distribution being made of the Property and Project or the net revenues received on the disposal thereof.

ENUREMENT
32.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

GOVERNING  LAW
33.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the parties irrevocably attorn to the jurisdiction of the said province.

SEVERABILITY
34.1 If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

NUMBER  AND  GENDER
35.1 Words used herein importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa, and words importing persons shall include firms and corporations.

HEADINGS
36.1 The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

TIME  OF  THE  ESSENCE
37.1  Time  shall  be  of  the  essence  in  the  performance of this Agreement.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day,month and year first above written.



HOWELLCO


per
     ___________________________
     William  A.  Howell



CORUMEL  MINERALS  CORP.


Per
    ____________________________
    Bruce  Young,  pres.


    _______________________________
    Richard  Green,  Sec.-treas.

                                  SCHEDULE "A"
                                        TO
                           THE JOINT VENTURE AGREEMENT


                   DESCRIPTION OF PROPERTY RIGHTS AND PROPERTY

The  Thor  property  consists  of  six  two-post  mineral  claims within the New
Westminster  Mining  Division  of  British  Columbia

Tenure     Claim  Name     Owner     Expiry          Area     Tag  Number
--------------------------------------------------------------------------------
400276     Thor  1         112364    2004.02.09     1  unit    617465M
400277     Thor  2         112364    2004.02.09     1  unit    617466M
400278     Thor  3         112364    2004.02.09     1  unit    617467M
400279     Thor  4         112364    2004.02.09     1  unit    617468M
400280     Thor  5         112364    2004.02.09     1  unit    617997M
400281     Thor  6         112364    2004.02.09     1  unit    617998M

The claims are 500 meters square each (1 unit) and cover a total of about 150 hectares (363 acres or about 0.60 square miles). Exploration work to the extent of $100.00 per unit will be required prior to the expiry date or equivalent cash paid in liew of work. Precise claim surveying by Global Positioning Satellite
(GPS)  Survey  instrument  may  be  filed  for  1  year  of  work  per  unit

                                  SCHEDULE "B"
                                       TO
                           THE JOINT VENTURE AGREEMENT



                            DEFINITION OF NET PROFITS

1.  "Net  Profits"  means  the  aggregate  of:
(a) all revenues from the sale or other disposition of ores, metals or minerals mined or extracted from the Property or any portion thereof and any concentrates produced therefrom; and
b) all revenues from the operation, sale or other disposition of any Facilities the cost of which is included in the definition of "Operating Expenses", "Capital Expenses" or "Exploration Expenses", less (without duplication) Working Capital, Operating Expenses, Capital Expenses and Exploration Expenses.

2. "Working Capital" means the amount reasonably necessary to provide for the operation of the mining operation on the Property and for the operation and maintenance of the Facilities for a period of six months.

3. "Operating Expenses" means all costs, expenses, obligations, liabilities and charges of whatsoever nature or kind incurred or chargeable directly or indirectly in connection with Commercial Production from the Property and in connection with the maintenance and operation of the Facilities, all in accordance with generally accepted accounting principles, consistently applied, including, without limiting the generality of the foregoing, all amounts payable in connection with mining, handling, processing, refining, transporting and marketing of ore, concentrates, metals, minerals and other products produced from the Property, all amounts payable for the operation and maintenance of the Facilities including the replacement of items which by their nature require periodic replacement, all taxes (other than income taxes), royalties and other imposts and all amounts payable or chargeable in respect of reasonable overhead and administrative services.

4. "Capital Expenses" means all expenses, obligations and liabilities of whatsoever kind (being of a capital nature in accordance with generally accepted accounting principles) incurred or chargeable, directly or indirectly, with respect to the development, acquisition, redevelopment, modernization and expansion of the Property and the Facilities, including, without limiting the generality of the foregoing, interest thereon from the time so incurred or chargeable at a rate per annum from time to time equal to "prime rate" of the Royal Bank of Canada plus two (2%) percent per annum, but does not include Operating Expenses nor Exploration Expenses.

5. "Exploration Expenses" means all costs, expenses, obligations, liabilities and charges of whatsoever nature or kind incurred or chargeable, directly or indirectly, in connection with the exploration and development of the Property including, without limiting the generality of the foregoing, all costs reasonably attributable, in accordance with generally accepted accounting principles, to the design, planning, testing, financing, administration, marketing, engineering, legal, accounting, transportation and other incidental functions associated with the exploration and mining operation contemplated by this Agreement and with the Facilities, but does not include Operating Expenses nor Capital Expenses.

6. "Facilities" means all plant, equipment, structures, roads, rail lines, storage and transport facilities, housing and service structures, real property or interest therein, whether on the Property or not, acquired or constructed exclusively for the mining operation on the Property contemplated by this Agreement (all commonly referred to as "infrastructure").

                                  SCHEDULE "C"
                                       TO
                           THE JOINT VENTURE AGREEMENT



                              ACCOUNTING PROCEDURES



                                TABLE OF CONTENTS


1.  Interpretation                                                           1
2.  Statements  and  Billings                                                2
3.  Direct  Charges                                                          2
4.  Purchase  of  Material                                                   3
5.  Disposal  of  Material                                                   4
6.  Inventories                                                              4
7.  Adjustments                                                              4


1.  INTERPRETATION
In this Schedule the following words, phrases and expressions shall have the following meanings:
a) "Agreement" means the Agreement to which this Accounting Procedure is attached as Schedule "C".
b)   "Count"  means  a  physical  inventory  count.
c) "Employee" means those employees of the Operator who are assigned to and directly engaged in the conduct of Mining Operations, whether on a full-time or part-time basis.
d) "Employee Benefits" means the Operator's cost of holiday, vacation, sickness, disability benefits, field bonuses, paid to Employees and the Operator's costs of established plans for employee's group life insurance, hospitalization, pension, retirement and other customary plans maintained for the benefit of Employees and Personnel, as the case may be, which costs may be charged as a percentage assessment on the salaries and wages of Employees or Personnel, as the case may be, on a basis consistent with the Operator's cost experience.
e) "Field Offices" means the necessary sub-office or suboffices in each place where a Program or Construction is being conducted or a Mine is being operated.
f) "Government Contributions" means the cost or contributions made by the Operator pursuant to assessments imposed by governmental authority which are applicable to the salaries or wages of Employees or Personnel, as the case may be.
g) "Joint Account" means the books of account maintained by the Operator to record all costs, expenses, credits and other transactions arising out of or in connection with the Mining Operations.
h) "Material" means the personal property, equipment and supplies acquired or held, at the direction or with the approval of the Management Committee, for use in the Mining Operations and, without limiting the generality, more particularly "Controllable Material" means such Material which is ordinarily classified as Controllable Material, as that classification is determined or approved by the Management Committee, and controlled in mining operations.
i) "Personnel" means those management, supervisory, administrative, clerical or other personnel of the Operator normally associated with the Supervision Offices whose salaries and wages are charged directly to the Supervision Office in question.
j) "Reasonable Expenses" means the reasonable expenses of Employee or Personnel, as the case may be, for which those Employees or Personnel may be reimbursed under the Operator's usual expense account practice; including without limiting the generality of the foregoing, any relocation expenses necessarily incurred in order to properly staff the Mining
     Operations  if  the  relocation  is  approved  by the Management Committee.

k) "Supervision Office" means the Operator's offices or department within the Operator's offices from which the Mining Operations are generally supervised.


2.  STATEMENTS  AND  BILLINGS
2.1 The Operator shall, by invoice, charge each party with its proportionate share of Exploration Costs and Mine Costs in the manner provided in the Agreement.

2.2 The Operator shall deliver, with each invoice rendered for Costs incurred a statement indicating:
a) all charges or credits to the Joint Account relating to Controllable Material in detail; and
b) all other charges and credits to the Joint Account summarized by appropriate classification indicative of the nature of the charges and credits.

2.3 The Operator shall deliver with each invoice for an advance of Costs a statement indicating:
a) the estimated Exploration Costs or, in the case of Mine Costs, the estimated cash disbursements, to be made during the next succeeding month;
b) the addition thereto or subtraction therefrom, as the case may be, made in respect of Exploration Costs or Mine Costs actually having been incurred in an amount greater or lesser than the advance which was made by each party for the penultimate month preceding the month of the invoice; and
c) the advances made by each party to date and are Exploration Costs or Mine Costs incurred to the end of the penultimate month preceding the month of the invoice.


3.  DIRECT  CHARGES
3.1  The  Operator  shall  charge  the  Joint  Account with the following items:
a) Contractor's Charges: All proper costs relative to the Mining Operations incurred under contracts entered into by the Operator with third parties.
b)   Labour  Charges:
     i) The salaries and wages of Employees in an amount calculated by taking the full salary or wage of each Employee multiplied by that fraction which has as its numerator the total time for the month that the Employees were directly engaged in the conduct of Mining Operations and as its denominator the total normal working time for the month of the Employee;
     ii)  The  Reasonable  Expenses  of  the  Employees;  and
     iii) Employee Benefits and Government Contributions in respect of the Employees in an amount proportionate to the charge made to the Joint Account in respect to their salaries and wages.
c)   Office  Maintenance:
     i) The cost or a pro rata portion of the costs, as the case may be, of maintaining and operating the Offices. The basis for charging the Joint Account for Office maintenance costs shall be as follows: the expense of maintaining and operating Field Offices, less any revenue therefrom; and that portion of maintaining and operating the Supervision Offices which is equal to the anticipated total operating expenses of the Supervision Offices divided by the anticipated total staff man days for the Employees whether in connection with the Mining Operations or not; multiplied by the actual total time spent on the Mining Operations by the Employee expressed in man days.
     ii) Without limiting generality of the foregoing, the anticipated total operating expenses of the Supervision Offices shall include:
          A. the salaries and wages of the Operator's Personnel which have been directly charged to those Offices;
          B.   the  Reasonable  Expenses  of  the  Personnel;  and
          C.   Employee  Benefits
     iii) The Operator shall make an adjustment in respect of the Office Maintenance cost forthwith after the end of each Operating Year upon having determined the actual operating expenses and actual total staff man days referred to in Clause 3.1(c)(2)(b) of this Schedule "C".
d)   Material:
Material purchased or furnished by the Operator for use on the Property as provided under Section 4 of this Schedule "C".

e)   Transportation  Charges:
The cost of transporting Employees and Material necessary for the Mining Operations.
f)   Service  Charges:
     i) The cost of services and utilities procured from outside sources other than services covered by Paragraph 3.1 h). The cost of consultant services shall not be charged to the Joint Account unless the retaining of the consultant is approved in advance by the Management Committee but if not so charged the cost of such services shall be included as Costs of the party retaining such consultant; and
     ii) Use and service of equipment and facilities furnished by the Operator as provided in Subsection 4.5 of this Schedule "C".
g)   Damages  and  Losses  to  Joint  Property:
All costs necessary for the repair or replacement of Assets made necessary because of damages or losses by fire, flood, storms, theft, accident or other cause. The Operator shall furnish each party with written particulars of the damages or losses incurred as soon as practicable after the damage or loss has been discovered. The proceeds, if any, received on claims against any policies of insurance in respect of those damages or losses shall be credited to the Joint Account.
h)   Legal  Expense:
All costs of handling, investigating and settling litigation or recovering the assets, including, without limiting generality, attorney's fees, court costs, costs of investigation or procuring evidence and amounts paid in settlement or satisfaction of any litigation or claims; provided, however, that, unless otherwise approved in advance by the Management Committee, no charge shall be made for the services of the Operator's legal staff or the fees and expenses of outside solicitors.
i)   Taxes:
All taxes, duties or assessments of every kind and nature (except income taxes) assessed or levied upon or in connection with a Property, the Mining Operations thereon, or the production therefrom, which have been paid by the Operator for the benefit of the parties.
j)   Insurance:
Net  premiums  paid  for
     i) such policies of insurance on or in Operations as may be required to be carried by law; and
     ii) such other policies of insurance as the Operator may carry in accordance with the Agreement; and
     iii) the  applicable  deductibles  in  event  of  an  insured  loss.
k)   Rentals:
Fees, rentals and other similar charges required to be paid for acquiring, recording and maintaining permits, mineral claims and mining leases and rentals and of the Mining Operations.
l)   Permits:
Permit costs, fees and other similar charges which are assessed by various governmental agencies.
m)   Other  Expenditures:
Such other costs and expenses which are not covered or dealt with in the foregoing provisions of this Subsection 3.1 of this Schedule "C" as are incurred with the approval of the Management Committee for Mining Operations or as may be contemplated in the Agreement.


4.  PURCHASE  OF  MATERIAL
4.1 Subject to Subsection 4.4 of this Schedule "C" the Operator shall purchase all Materials for Mining Operations.

4.2 Materials purchased and services procured by the Operator directly for the Mining Operations shall be charged to the Joint Account at the price paid by the Operator less all discounts actually received.

4.3 So far as it is reasonably practical and consistent with efficient and economical operations, the Operator shall purchase, furnish or otherwise acquire only such Material and the Operator shall attempt to minimize the accumulation of surplus stocks of Material.

4.4 Any party may sell Material or services required in the Mining Operations to the Operator for such price and upon such terms and conditions as the Management Committee may approve.

4.5 Notwithstanding the foregoing provisions of this Section 4, the Operator shall be entitled to supply for use in connection with the Mining Operations equipment and facilities which are owned by the Operator and to charge the Joint Account with such reasonable costs as are commensurate with the ownership and use thereof.


5.  DISPOSAL  OF  MATERIAL
5.1 The Operator, with the approval of the Management Committee may, from time to time, sell any Material which has become surplus to the reasonably foreseeable needs of the Mining Operations for such price and upon such terms and conditions as are available.

5.2 Any party may purchase from the Operator any Material which may from time to time become surplus to the reasonably foreseeable need of the Mining Operations for such price and upon such terms and conditions as the Management Committee may approve.

5.3 Upon termination of the Agreement, the Management Committee may approve the division of any Material held by the Operator at that date may be taken by the parties in kind or be taken by a party in lieu of a portion of its Proportionate Share of the net revenues received from the disposal of the Property. If such a division to a party be in lieu of a portion of its proportionate share, it shall be for such price and on such terms and conditions as the Management Committee may approve.

5.4 The net revenues received from the sale of any Material to third parties or to a party shall be credited to the Joint Account.


6.  INVENTORIES
6.1 The Operator shall maintain records of Material in reasonable detail and records of Controllable Material in detail.

6.2 The Operator shall perform Counts from time to time at reasonable intervals and in connection therewith shall give notice of its intention to perform a Count to each party at least 30 days in advance of the date set for performing of the Count. Each party shall be entitled to be represented at the performing of a Count upon giving notice thereof to the Operator within 20 days of the Operator's notice. A party who is not represented at the performing of the Count shall be deemed to have approved the Count as taken.

6.3 Forthwith after performing a Count, the Operator shall reconcile the inventory with the Joint Account and provide each party with a statement listing the overages and shortages of inventory except such shortages as may have arisen due to a lack of diligence on the part of the Operator.


7.  ADJUSTMENTS
7.1 Payment of any invoice by a party shall not prejudice the right of that party to protest the correctness of the statement supporting the payment; provided, however, that all invoices and statements presented to each party by the Operator during any Operating Year shall conclusively be presumed to be true and correct upon the expiration of 12 months following the end of the Operating Year to which the invoice or statement relates, unless within that 12 month period that party gives notice to the Operator making claim on the Operator for an adjustment to the invoice or statement.

7.2 The Operator shall not adjust any invoice or statement in favour of itself after the expiration of 12 months following the end of the Operating Year to which the invoice or statement relates.

7.3 Notwithstanding Subsections 7.1 and 7.2 of this Schedule "C", the Operator may make adjustments to an invoice or statement which arise out of a physical inventory of Material or Assets.

7.4 A party shall be entitled upon notice to the Operator to request that the independent external auditor of the Operator provide that party with its opinion that any invoice or statement delivered pursuant to the

Agreement in respect of the period referred to in Subsection 7.1 of this Schedule "C" has been prepared in accordance with this Agreement.

7.5 The time for giving the audit opinion contemplated in Subsection 7.4 of this Schedule "C" shall not extend the time for the taking of exception to and making claims on the Operator for adjustment as provided in Subsection 7.1 of this Schedule "C".

7.6 The cost of the auditor's opinion referred to in Subsection 7.4 of this Schedule "C" shall be solely for the account of the party requesting the auditor's opinion, unless the audit disclosed a material error adverse to that party, in which case the cost shall be solely for the account of the Operator.